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                                    FORM OF PROXY

                                  PRIME RETAIL, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF THE
                                  BOARD OF DIRECTORS

                               MEETING OF STOCKHOLDERS,
                                        _________, 1998


     The undersigned hereby appoint Michael W. Reschke, Abraham Rosenthal, C. Alan Schroeder and William H. Carpenter, Jr., and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Meeting (the "Meeting") of stockholders of Prime Retail, Inc. (the "Company"), to be held at 100 East Pratt Street, 12 Floor
Conference Room, Baltimore, Maryland, on                    , 1998, at 11:00
a.m., local time, and any and all adjournments thereof, all of the shares of common stock, par value $0.01 per share (the "Common Stock") and Series C preferred stock, par value $0.01 per share (the "Series C Preferred Stock"), of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

     1. To adopt the proposal, as more fully described in the Joint Proxy Statement/Prospectus/Information Statement of the Company and Horizon Group, Inc. ("Horizon"), dated ___________, 1998 (the "Joint Proxy"), approving the merger of the Company into Sky Merger Corp., the successor to Horizon, and the other transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of February 1, 1998, among the Company, Prime Retail, L.P., Horizon, Sky Merger Corp., Horizon Group Properties, Inc., Horizon Group Properties, L.P. and Horizon/Glen Outlet Centers Limited Partnership.

               /  /  FOR    /  /  AGAINST  /  /  WITHHELD

     2. To elect William H. Carpenter, Jr., Kenneth A. Randall and Sharon Sharp as Directors of the Company with terms expiring in 2001.

               /  /  FOR    /  /  AGAINST  /  /  WITHHELD

          For, except vote withheld from the following nominees:


          ---------------------------------------------

     3. To adopt the proposal as more fully described in the Joint Proxy, approving the Prime Retail, Inc. Nonemployee Director Stock Plan (the "Director Plan").

               /  /  FOR    /  /  AGAINST  /  /  WITHHELD

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     4.   To adopt the proposal, as more fully described in the Joint Proxy, approving the Prime Retail, Inc. 1998 Long-Term Incentive Stock Plan.

               /  /  FOR    /  /  AGAINST  /  /  WITHHELD

     5. Ratification of the appointment of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending December 31, 1997.

               /  /  FOR    /  /  AGAINST  /  /  WITHHELD

     6. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received.

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     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.

                                   DATED:  _______________, 1998



                                   ----------------------------
                                             SIGNATURE


                                   ----------------------------
                                   SIGNATURE IF HELD JOINTLY


                                   PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THIS
                                   PROXY CARD.   WHEN SHARES ARE HELD BY JOINT
                                   TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS
                                   ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR,
                                   PERSONAL REPRESENTATIVE, TRUSTEE, OR
                                   GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.